Exhibit 99-a


GREAT PLAINS ENERGY(SM)

DIVIDEND REINVESTMENT AND                        ENROLLMENT FORM
DIRECT STOCK PURCHASE PLAN


ENROLLMENT IN THE PLAN
I wish to enroll in Great Plains Energy (GPE) (holding company of Kansas City Power & Light Company) Dividend Reinvestment and
Direct Stock Purchase Plan and authorize UMB Bank, n.a. as
Administrator described in the Plan prospectus, to take the following action:

ACCOUNT NAME AND ADDRESS  (Please    (   )  Check here if
Print)                               initial purchase

                                     I wish to enroll by
___________________________________  depositing an initial cash
Name of Account Owner                investment.  Enclosed is a
                                     check or money order for
___________________________________  $________ payable to UMB
Name of Account Owner                Bank-GPE ($500 minimum;
                                     $5,000 maximum).  A one-
___________________________________  time only enrollment fee
Mailing Address     Apt. No.         of $5.00 will be deducted
                                     from the above amount.
___________________________________
City        State          Zip
                                     (   )  Check here if
                                     current shareholder

REGISTRATION GUIDELINES (Please check one box)

(   ) INDIVIDUAL OR JOINT --  Joint accounts will be presumed to be Joint Tenants with Right of Survivorship unless restricted by applicable law or otherwise indicated. Only one Social Security Number is required for tax reporting purposes.
(   ) UNIFORM TRANSFER/GIFT TO MINOR -- A minor is the beneficial owner of the account, with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift/Transfers to Minors Act in the minor's state of residence (The custodian's name, in addition to the minor's name, state, and social security number must be provided.)
(   ) TRUST  -- Account is established in accordance with the
provisions of a trust agreement. (Please provide name of Trust, date of Trust and Trustee with this registration.)
(   ) CORPORATION, PARTNERSHIP OR OTHER ENTITY -- (Provide
business name and Tax I.D. Number.)


DIVIDEND PAYMENT AND REINVESTMENT PARTICIPATION (Please check one box)

Check the participation option in which you wish to enroll.
Under any option, a Plan participant may make cash investments in any amount ranging from $100 - $5,000 per investment date as defined in the prospectus.

(   )  FULL       (   )  PARTIAL      (   )  OPTIONAL CASH
REINVESTMENT      REINVESTMENT        INVESTMENT ONLY
All dividends     Invest _______%     All dividends paid in
reinvested.       of my dividend in   cash.
                  shares & pay
                  balance in cash.

 IF NO PARTICIPATION OPTION IS INDICATED, ALL DIVIDENDS WILL BE
                      PAID TO YOU IN CASH.

                       (Continue on back)

(PAGE)


DIRECT DEPOSIT AND/OR AUTOMATIC MONTHLY DEDUCTION

Complete this section ONLY to have dividends deposited electronically to your bank account OR to authorize automatic monthly deductions to purchase stock. Authorizations will remain in effect until you provide the Administrator with written notification to change or discontinue. Check the appropriate box below.

(   )   DIRECT DEPOSIT OF DIVIDENDS
I authorize GPE or the Administrator, UMB Bank, to deposit dividends electronically according to the information shown below. I authorize the Administrator to make corrections, if necessary, to any amounts credited to my account in error.

(   )  AUTOMATIC MONTHLY DEDUCTIONS
I authorize GPE or the Administrator, UMB Bank, to make monthly automatic transfer of funds according to the information shown below to purchase shares of common stock for deposit into my Plan account. Transfer of authorized funds will be made three business days prior to investment date.

____________________________________   (  ) Checking
Name of Financial Institution          (  ) Savings


_____________________________________  (   ) _______________
Mailing address of Financial           Phone Number of
Institution                            Financial Institution

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
Bank Account Number

_ _ _ _ _ _ _ _ _                     $___________ Amount of
                                      authorized monthly
                                      deduction ($100
                                      minimum; $5,000
                                      maximum)
ABA Number (9 digit number
on bottom of check)


PLEASE ATTACH A VOIDED CHECK OR SAVINGS DEPOSIT SLIP TO VERIFY
BANKING INFORMATION.


    - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

By signing this form, I acknowledge receipt of the prospectus describing the details of the Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan") and request that the above account be enrolled in the Plan. I understand and agree that participation is subject to the terms and conditions of the Plan as described in the Prospectus, and that participation may be terminated at any time by written notice to UMB Bank, or Great Plains Energy.

Under penalties of perjury, I certify that the Social Security/Taxpayer I.D. Number shown on this form is true and correct and that I am not subject to back-up withholding per the Internal Revenue Code. If a Social Security/Taxpayer I.D. Number is not provided, back-up withholding tax will be withheld from dividend payments. ALL OWNERS MUST SIGN.


_________________________________  _________________________
Signature              Date             Social Security/
                                        Tax I.D. Number

_________________________________   (  )____________________
Signature              Date              Daytime Phone

                                    (  )____________________
                                         Evening Phone

Complete, sign, and return     UMB Bank, n.a.
in the enclosed envelope       Securities Transfer
or mail to:                    Division
                               P.O. Box 410064
                               Kansas City, MO 64141-0064

Questions should be directed to UMB Bank (816) 860-7891 or Great
Plains Energy toll-free 800-245-5275 or (816) 556-2053.